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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-1290 of Nextel Communications, Inc. on Form S-4 of our report dated March 20, 1997, except for Note 13, as to which the date is March 27, 1997, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1996, and to the references to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

McLean, Virginia
January 5, 1998